Exhibit 23.3


                          Consent of Ernst & Young LLP

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Express Scripts, Inc. Employee Stock Purchase Plan of our report dated June 1, 1998, with respect to the financial statements of Managed Prescription Network, Inc. d/b/a Columbia Pharmacy Solutions included in Express Scripts, Inc.'s Current Report on Form 8-K/A dated June 12, 1998, filed with the Securities & Exchange Commission.


                                               /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
December 23, 1998